CONFORMED COPY


                                                      Waiver Agreement

          This WAIVER AGREEMENT dated as of November 23, 1994 (this "Waiver Agreement"), is entered into among GOTTSCHALKS CREDIT
   RECEIVABLES CORPORATION, as depositor (the "Depositor"), GOTTSCHALKS INC., as Servicer (the "Servicer"), BANKERS TRUST COMPANY, not in its
   individual capacity but solely as trustee (the "Trustee"), and BANK HAPOALIM B.M., LOS ANGELES BRANCH, as the variable base certificateholder (the "Variable Base Certificateholder").

                                                          RECITALS

          A. The Depositor, the Servicer and the Trustee have entered into that certain Pooling and Servicing Agreement, dated as of
   March 30, 1994 (as amended and supplemented, the "Agreement"), and that Amended and Restated Series 1994-1 Supplement (as amended and supplemented, the "Supplement"; capitalized terms used herein and not otherwise defined herein shall have the meaning given thereto in the
   Supplement and, if not defined therein, in the Agreement).

          B. Pursuant to Section 6.02(b) of the Supplement, the Depositor may request the Variable Base Certificateholder to acquire
   Additional Invested Amounts on any Distribution Date subject to certain restrictions set forth in Section 6.02(b).

          C. In addition to the right of the Depositor to require the Variable Base Certificateholder to purchase Additional Invested
   Amounts on any Distribution Date, the Depositor desires to be able to request the Variable Base Certificateholder to acquire Additional
   Invested Amounts in accordance with the Agreement on any December 1 occurring during the VBC Revolving Period.

          D. The Depositor desires that the Servicer, the Trustee and Variable Base Certificateholder waive compliance with Section
   6.02(b) of the Supplement solely to the extent that it prevents the Depositor from requesting the Variable Base Certificateholder to acquire, and the Variable Base Certificateholder from acquiring, Additional Invested Amounts on dates other than a Distribution Date during the VBC Revolving Period.

          NOW THEREFORE, in consideration of the premises made hereunder by the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Pursuant to the terms and conditions set forth herein, the Servicer, Trustee and Variable Base Certificateholder hereby waive Section 6.02(b) of the Supplement solely to the extent that it prevents the Depositor from requesting the Variable Base
   Certificateholder to acquire, and the Variable Base Certificateholder from acquiring, Additional Invested Amounts (each such acquisition, a "Special Borrowing") in accordance with the Agreement on any December 1 occurring during the VBC Revolving Period (a "Special Borrowing
   Date").

          2. If the Depositor desires to incur a Special Borrowing, it shall during the November Collection Period preceding the
   Special Borrowing Date therefor, notify the Variable Base Certificateholder in writing (with a copy to the Trustee) of the maximum amount that Depositor intends to borrow on such Special Borrowing Date. Such notice shall also contain a certification that the Depositor reasonably believes that between the date of the notice and the end of the November Collection Period sufficient Series Finance Charge
   Collections will be generated to pay interest on the Special Borrowing from such Special Borrowing Date through the December Distribution
   Date following such date. No Special Borrowing shall exceed the maximum amount estimated in any such notice.

          3. For purposes solely of determining the interest rate with respect to any Special Borrowing for the period from and including the Special Borrowing Date therefor to but excluding the December Distribution Date following such date, LIBOR shall be calculated using offered rates for deposits in U.S. dollars having a maturity of two weeks.

          4. For purposes solely of determining and reporting the amount of each daily allocation of Series Finance Charge
   Collections (including, without limitation, for purposes of allocating
Series
Finance Charge Collections to pay VBC Monthly Interest on
   the Distribution Date following a Special Borrowing Date) and Series Principal Collections for the November Collection Period preceding any Special Borrowing Date, such Special Borrowing shall be deemed to have been made on the November 15 immediately preceding such Special
   Borrowing Date in an amount no greater than the amount referenced in the notice delivered pursuant to paragraph 2 above and the VBC
   Invested Amount nominally adjusted as of such November 15. Notwithstanding the foregoing, if a Special Borrowing is less than the amount referenced in the notice delivered pursuant to paragraph 2 or is not made, the VBC Invested Amount shall be adjusted downward by the difference in such amount.

          5. As a condition precedent to each Special Borrowing, Depositor shall, at the time such Special Borrowing is requested, deliver an Officer's Certificate to the Variable Base Certificateholder with a copy to the Fixed Base Certificateholder and to the Trustee which states that the Special Borrowing will not cause the VBC Invested Amount on the Special Borrowing Date therefor to exceed the
   Maximum Available VBC Invested Amount on such date.
          6. Each party hereto agrees to do such further acts and things, and to execute and deliver to the other parties hereto such additional agreements, powers and instruments, as may be deemed advisable to carry into effect the purposes of this Waiver Agreement.

          7. This Waiver Agreement shall become effective on the first date on which the parties hereto shall have executed and delivered this Waiver Agreement and the Trustee shall have received written evidence of approval by FBC Certificateholders evidencing more than 50% of the aggregate unpaid principal balance amount of the FBC
Investor
Certificates.

          8. Except as modified or waived hereby, the Agreement and the Supplement shall remain in full force and effect in accordance with their respective terms.

          9. The waiver given hereby is made only with respect to the specific provisions of the Agreement and the Supplement set forth herein and is made only to the extent and for the limited purposes described herein. Such waiver is not to be construed as a waiver for any purpose other than as specifically set forth in this Waiver Agreement and shall not constitute an agreement or obligation of any of the parties hereto to grant any other or future waiver.

          10. This Waiver Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          11. THIS WAIVER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND INTERPRETED IN
   ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND
   REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement and to be duly executed and delivered by their respectively authorized officers as of the date first above written.

                         GOTTSCHALKS CREDIT RECEIVABLES
                         CORPORATION, as Depositor


                         By: /s/ Alan A. Weinstein
                            Alan A. Weinstein
                            President


                         GOTTSCHALKS INC., as Servicer


                         By: /s/ Alan A. Weinstein
                            Alan A. Weinstein
                            Senior Vice President and
                            and Chief Financial Officer


                         BANKERS TRUST COMPANY, not in its
                              individual capacity but
                              solely as Trustee

                         By: /s/ Marie C. Rasch
                            Marie C. Rasch
                            Vice President

                         BANK HAPOALIM B.M., LOS ANGELES
                              BRANCH, as Variable Base
                              Certificateholder

                         By: /s/ Samuel Shakked
                            Samuel Shakked
                            Senior Vice President

                         By: /s/ Lori Lake
                            Lori Lake
                            Assistant Vice President

AGREED TO AND ACCEPTED
as of November 23, 1994:

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA


By: /s/ Steven M. Tompson
   Steven M. Tompson
   Managing Director

UMBTRU AND CO.


By: /s/ Deborah K. Cadwell
   Deborah K. Cadwell
   Institutional Custody Officer


Execution and delivery of this Waiver Agreement will not result in a reduction or withdrawal of existing ratings of the Fixed Based Certificates or the Variable Based Certificates.

DUFF & PHELPS CREDIT RATING CO.


By: /s/ Andrew Leszczynski
   Andrew Leszczynski
   Vice President

FITCH INVESTORS SERVICE, INC.


By:________________________
   Name:___________________
   Title:__________________

[Executed under separate cover by Gregory G. Raab, Executive Managing Director]